Exhibit 1.01

Carlisle Companies Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2023
This Conflict Minerals Report (the “Report”) of Carlisle Companies Incorporated (“Carlisle,” “the Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2023. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Act”).
The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. For purposes of this assessment, conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“Conflict Minerals” or “3TG”) and originated from the Democratic Republic of the Congo or an adjoining country (“Covered Countries”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict. Please refer to the Rule for definitions of the terms used in this Report, unless otherwise defined herein. Please also note that the report presented herein is not audited.
Company Overview
Carlisle is a leading manufacturer and supplier of innovative building envelope products and solutions that enable greater energy efficiency in buildings. Through our family of leading brands in our building products businesses, we provide labor-reducing and environmentally responsible solutions to contractors and building owners with a keen focus on delivering the best-in-class Carlisle Experience to all channel partners. We are also a leading provider of products to the aerospace, medical technologies and general industrial markets. Carlisle is composed of the following segments:
•Carlisle Construction Materials (“CCM”);
•Carlisle Weatherproofing Technologies (“CWT”); and
•Carlisle Interconnect Technologies (“CIT”).
In 2023, we divested our former Carlisle Fluid Technologies (“CFT”) segment. CFT is not included in this Report since our due diligence for the 2023 Report Year, as described in greater detail below, did not begin until after our CFT divestiture was completed.
Products Overview
CCM is a diversified manufacturer and supplier of premium roofing products and related technologies primarily for the commercial construction market. CCM offers high-performance, single-ply roofing solutions that include ethylene propylene diene monomer (“EPDM”), thermoplastic polyolefin (“TPO”), polyvinyl chloride (“PVC”), architectural metal and roof garden systems. Key raw materials for this segment include methylene diphenyl diisocyanate ("MDI"), polyol, EPDM polymer, TPO polymer, carbon black and coated steel.
CWT is a leading provider of high-performance waterproofing and moisture protection products, protective roofing underlayments, integrated air/vapor barriers, spray polyurethane foam and coating systems, and block-molded expanded polystyrene insulation for the building envelope. Key raw materials for this segment include MDI, silicone polymer, asphalt, rubber, glass mat and expanded polystyrene insulation bead.
CIT designs and manufactures high-performance wire and cable, including optical fiber, for the commercial aerospace, military and defense electronics, medical device, industrial, and test and measurement markets. Key raw materials for this segment include gold, copper conductors that are plated with tin, nickel, or silver, polyimide tapes, polytetrafluoroethylene (“PTFE”) tapes, PTFE fine powder resin, thermoplastic resins, stainless steel, beryllium copper rod, machined metals, plastic parts, and various marking and identification materials. Key raw materials are typically sourced worldwide.
Based on a review of the key raw materials used by the segments and discussions with key operations personnel across all segments, the Company determined that all four Conflict Minerals are present and that the CIT segment has the highest utilization of 3TG, while the CCM segment utilizes a minimal amount of 3TG. It has been determined that CWT does not use materials in the manufacturing process that contain Conflict Minerals. For the year ended December 31, 2023, the Company’s reasonable country of origin inquiry (“RCOI”) and due diligence inquiries focused primarily on CIT and CCM.

Conflict Minerals Policy
The Company has adopted a Conflict Minerals Policy, which is publicly available on our website at www.carlisle.com under “Corporate Governance”.
Reasonable Country of Origin Inquiries
The Company completed a detailed scoping exercise, led by key operating and purchasing personnel, including reviewing all purchases over a 12-month period to identify any 3TG and corresponding suppliers. The suppliers were sorted according to their likelihood of supplying components or materials containing Conflict Minerals. Those that were known to or could potentially supply components or materials containing Conflict Minerals with whom annual spend exceeded a specified threshold were considered to be in scope for supplier inquiries.
As a result of this scoping process, 307 different suppliers were identified for RCOI outreach.
We conducted a RCOI reasonably designed to determine whether the 3TG in our products in the 2023 Report Year originated from the Covered Countries or are from recycled or scrap sources in accordance with the requirements of the Rule. The Covered Countries are the Democratic Republic of Congo and its adjoining countries (Angola, Burundi, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia). As part of its RCOI, and with the assistance of a third-party consultant, Assent Compliance, Inc. (“Assent”), the Company engaged its potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. Suppliers were asked to complete and submit, within a certain time frame, the RBA-GeSI Conflict Minerals Reporting Template ("CMRT") version 6.31. The CMRT is a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the smelters or refiners ("SOR") in the supply chain. Assent followed up with all unresponsive suppliers through a defined process through both automated emails and one-on-one emails, including offering assistance and further information to suppliers about the requirements of the Rule and the Company’s expectations.
Because of the size, complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging to identify providers upstream from our direct suppliers. There are potentially many tiers of suppliers and sub-suppliers between the Company and the SORs that process the 3TG that is contained in each product manufactured or contracted to be manufactured by Carlisle. Therefore, it is inherently difficult to determine the ultimate source of 3TGs in our products.
Based on the responses received thus far from direct suppliers, there is reason to believe that some of the necessary Conflict Minerals used in our products may have originated from the Covered Countries, but no instances were identified in which this sourcing, directly or indirectly, financed or benefited armed groups from the Covered Countries. However, since not all supplier responses have been received and not all additional inquiries have been completed, we are unable to determine the country of origin of some Conflict Minerals or whether they originated from recycled or scrap sources. We continue to reach out to unresponsive suppliers and perform additional inquiries until such time we have 100% response rate.
As a result of the above conclusion and pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary Conflict Minerals in our products which we had reason to believe may have originated from Covered Countries and which may not have come from recycled scrap or scrap sources. There is significant overlap between our RCOI efforts and our due diligence measures performed.
Due Diligence Performed
Carlisle undertook systematic due diligence to determine the status of the Conflict Minerals used in its businesses. Due diligence efforts have been designed to conform, in all material respects, with the framework presented by The Organization for Economic Co-operation and Development (“OECD”) in the publication OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris (http://dx.doi.org/10.1787/9789264252479-en) and the related Supplements for gold and for tin, tantalum and tungsten, an internationally recognized due diligence framework. The OECD Due Diligence Guidance includes the following five-step program:
Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices
Step 5: Report annually on supply chain due diligence

Establish Strong Company Management Systems
•Conflict Minerals Policy: As noted above, the Company has adopted and maintains a Conflict Minerals Policy related to our sourcing of 3TG. The policy has been provided to our suppliers and is publicly available on our company website.
•Internal Team and Training: The Conflict Minerals team responsible for overseeing Carlisle’s compliance is composed of our General Counsel and our CIT Director of Supplier Development along with designated representatives within the supply chain organizations at each segment. Additionally, a professional services firm was engaged to augment the internal management group responsible for the design and implementation of our planned due diligence.
•Control Systems: A management system has been established to support supply chain due diligence related to 3TG. We employ a supply chain system of controls and transparency through the use of due diligence tools, such as the CMRT used to identify the smelters and refiners that process the necessary Conflict Minerals contained in a company's products and the country of origin of those Conflict Minerals.
•Supplier Engagement: We have feature requirements related to Conflict Minerals in our standard template for significant supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on Conflict Minerals, including participation in a supply chain survey and related due diligence activities.
•Grievance Mechanism: In the event of an actual or possible violation of our policies, including the Company’s Conflict Minerals Policy, employees (internal) and suppliers (external) can report violations as part of the Company’s protocol for reporting suspected violations of the Carlisle Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics is available on our website at www.carlisle.com under “Corporate Governance”.
•Records Maintenance: We employ a database to assess due diligence information and maintain records related to our conflict mineral program, in accordance with our record retention policies.
Identify and Assess Risks in the Supply Chain
Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.
Our primary means of determining origin of our 3TG for the 2023 Report Year was by conducting a supply chain survey with direct suppliers using the CMRT. This supply chain survey, and Carlisle’s Conflict Minerals program as a whole, has been developed and implemented in cooperation with Assent.
Assent provided each supplier a copy of the CMRT to complete for purposes of Conflict Minerals tracking. Assent followed up with all unresponsive suppliers through a defined process through both automated emails and one-on-one emails. The software platform automatically reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.
Once surveys were returned, Assent reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the RMI Responsible Minerals Assurance Process ("RMAP"). If a SOR was not validated by the RMI’s RMAP, Assent either attempted to contact the SOR to gather more information about its sourcing practices or conducted research to determine whether there are any additional publicly available sources of information regarding the SORs' sourcing practices.
In accordance with OECD Guidelines, it is important to understand risk levels associated with Conflict Minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the Supply Chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on five scoring criteria:
•Geographic proximity to the DRC and covered countries;
•RMAP audit status;
•Known or plausible evidence of unethical or conflict sourcing;
•Known mineral source country of origin; and
•Peer assessments conducted by credible third-party sources.

If a risk is identified, risk mitigation activities are initiated. As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain.
In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.
Design and Implement a Strategy to Respond to Identified Risks
The Company maintains a risk management plan to respond to risks identified in the above-described risk assessment. The Company’s Conflict Minerals program is implemented, managed and monitored in accordance with this risk management plan.
The Company’s Conflict Minerals team provides updates to senior management of the Company in connection with the Conflict Minerals program, including with regard to risk assessment and results of the annual due diligence process.
As described in our Conflict Minerals Policy, we expect our suppliers to fully support our compliance efforts, including in connection with our due diligence efforts to trace the source and chain of custody of our 3TG. As part of our risk management plan, to ensure suppliers understand our expectations, we worked with Assent to provide documented instructions to suppliers and answered all inquiries that needed further clarification. We will continue improving our Conflict Minerals process to obtain complete and accurate information about SORs.
Support Independent Third-Party Audits of Supply Chain
The Company does not typically have a direct relationship with 3TG smelters and refiners. Therefore, we rely on the RMI’s RMAP to manage and report results of the independent third-party audits of smelters and the related certification.
Carry Out Independent Third-Party Audit of Smelter/Refiner's Due Diligence Practices
While we currently do not engage an independent third-party audit of smelters/refiners identified in our supply chain, we support the auditing efforts of the RMI.
Results of Due Diligence
As a result of the due diligence efforts described above, we received responses from 99.67%, or 306, of our direct suppliers for the year ended December 31, 2023. Of these, 297 were completed and validated CMRTs. From these responses, a list was compiled of the smelters and refiners that may have been used to process 3TGs necessary to the functionality or production of our products. For all smelters identified, Assent confirmed that the name was listed on the RMI’s Standard Smelter List. We have validated 353 smelters to date and continue to work on validating the additional entries from submitted CMRTs. Based on the smelter lists provided by suppliers via the CMRTs and publicly available information regarding the results of sourcing audits by the RMI, we have identified 224 Conflict-Free SORs, with an additional 9 that are active in the audit process (See Appendix A).
The information that we received from a majority of our direct suppliers was at a company-wide level. Therefore, the smelters identified by our direct suppliers may include facilities that processed 3TGs that our direct suppliers supplied to their other customers rather than to us. Thus, we are unable to conclusively determine whether these smelters were used to process the 3TGs necessary to the functionality or production of our products during 2023. Because of this uncertainty, we are also unable to conclusively determine the country of origin of 3TGs in our products during 2023, and therefore, are unable to conclusively determine the source and chain of custody of those 3TGs. In addition, the third-party audits conducted by the RMI, and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete Conflict Minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMI RMAP and, as a result, are not responsible for the quality of these audits or the audit findings.

Due Diligence Procedures to be Performed
Carlisle will continue to implement steps to improve the information gathered from its due diligence to further mitigate the risk that its necessary Conflict Minerals benefit armed groups. We will continue to work to increase the response rate of suppliers and will continue to evaluate responses to the surveys with the expectation that the third-party developed software will continue to help increase efficiency and identify any necessary follow-up procedures. This includes executives and supply chain management teams completing a supplier scoping exercise, sending CMRTs to any supplier selling goods to Carlisle that may contain 3TG minerals, detailed analysis of all survey responses, and additional inquiries as necessary.

Appendix A
Summary of Smelter and Refiner Status
The table below details, as of December 31, 2023, the status of operational smelter and refiner facilities, identified by the surveyed suppliers, and the results of our smelter and refiner due diligence activities. The table indicates the number of such smelters and refiner facilities that:
•have received a "conflict-free" designation from an independent third-party audit program (referred to as "Conformant");
•have begun participating in an independent third-party audit program (referred to as "Active");
•have received a "non-conformant" designation from an independent third-party audit program (referred to as "Non-Conformant"); or
•have not begun participating in an independent third-party audit program (referred to as "Not Enrolled").

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Agosi AG	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Conformant
Gold	Dowa	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	Conformant

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	Conformant
Gold	Materion	United States Of America	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Torecom	Korea, Republic Of	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	SAFINA A.S.	Czechia	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Non Conformant

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Gold	Emirates Gold DMCC	United Arab Emirates	Non Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	Conformant
Gold	SAAMP	France	Non Conformant
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Bangalore Refinery	India	Active
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	NH Recytech Company	Korea, Republic Of	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Alexy Metals	United States Of America	Non Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Advanced Chemical Company	United States Of America	Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Enrolled
Gold	Caridad	Mexico	Not Enrolled
Gold	Cendres + Metaux S.A.	Switzerland	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Not Enrolled
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Not Enrolled
Gold	JSC Novosibirsk Refinery	Russian Federation	Not Enrolled
Gold	Refinery of Seemine Gold Co., Ltd.	China	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Enrolled
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Not Enrolled
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	Not Enrolled
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Not Enrolled
Gold	JSC Uralelectromed	Russian Federation	Not Enrolled
Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Enrolled
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	China	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Enrolled
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Not Enrolled

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Not Enrolled
Gold	Sabin Metal Corp.	United States Of America	Not Enrolled
Gold	Samduck Precious Metals	Korea, Republic Of	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	Not Enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Not Enrolled
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	Not Enrolled
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Not Enrolled
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Not Enrolled
Gold	Morris and Watson	New Zealand	Not Enrolled
Gold	Guangdong Jinding Gold Limited	China	Not Enrolled
Gold	Umicore Precious Metals Thailand	Thailand	Non Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Not Enrolled
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	Non Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Not Enrolled
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Not Enrolled
Gold	International Precious Metal Refiners	United Arab Emirates	Not Enrolled
Gold	Kaloti Precious Metals	United Arab Emirates	Not Enrolled
Gold	Sudan Gold Refinery	Sudan	Not Enrolled
Gold	Fujairah Gold FZC	United Arab Emirates	Not Enrolled
Gold	Industrial Refining Company	Belgium	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	Not Enrolled
Gold	Marsam Metals	Brazil	Non Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Not Enrolled
Gold	Albino Mountinho Lda.	Portugal	Not Enrolled
Gold	8853 S.p.A.	Italy	Non Conformant
Gold	AU Traders and Refiners	South Africa	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Non Conformant
Gold	Sai Refinery	India	Not Enrolled
Gold	Modeltech Sdn Bhd	Malaysia	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Not Enrolled
Gold	Pease & Curren	United States Of America	Not Enrolled
Gold	JALAN & Company	India	Not Enrolled
Gold	ABC Refinery Pty Ltd.	Australia	Not Enrolled
Gold	Safimet S.p.A	Italy	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Not Enrolled
Gold	African Gold Refinery	Uganda	Not Enrolled
Gold	Gold Coast Refinery	Ghana	Not Enrolled

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Gold	QG Refining, LLC	United States Of America	Not Enrolled
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Not Enrolled
Gold	CGR Metalloys Pvt Ltd.	India	Not Enrolled
Gold	Sovereign Metals	India	Not Enrolled
Gold	Augmont Enterprises Private Limited	India	Non Conformant
Gold	Kundan Care Products Ltd.	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Not Enrolled
Gold	K.A. Rasmussen	Norway	Not Enrolled
Gold	MD Overseas	India	Not Enrolled
Gold	Metallix Refining Inc.	United States Of America	Not Enrolled
Gold	WEEEREFINING	France	Conformant
Gold	Dongwu Gold Group	China	Not Enrolled
Gold	Sam Precious Metals	United Arab Emirates	Not Enrolled
Gold	Coimpa Industrial LTDA	Brazil	Conformant
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	Active
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	Active
Gold	Impala Rustenburg	South Africa	Active
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	QuantumClean	United States Of America	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States Of America	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States Of America	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	Materion Newton Inc.	United States Of America	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Not Enrolled
Tantalum	5D Production OU	Estonia	Not Enrolled
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Alpha	United States Of America	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States Of America	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States Of America	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Non Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Non Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	Not Enrolled
Tin	PT Bangka Tin Industry	Indonesia	Active
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Not Enrolled
Tin	PT Timah Nusantara	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Non Conformant

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Not Enrolled
Tin	PT Tirus Putra Mandiri	Indonesia	Not Enrolled
Tin	Melt Metais e Ligas S.A.	Brazil	Non Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Enrolled
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Enrolled
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Not Enrolled
Tin	Super Ligas	Brazil	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Non Conformant
Tin	Pongpipat Company Limited	Myanmar	Not Enrolled
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Non Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Precious Minerals and Smelting Limited	India	Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Not Enrolled
Tin	DS Myanmar	Myanmar	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Not Enrolled
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Active
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	Kennametal Huntsville	United States Of America	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Kennametal Fallon	United States Of America	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant

Metal	Smelter Name	Smelter Facility Location	RMAP Audit Status
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Niagara Refining LLC	United States Of America	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Not Enrolled
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Non Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Not Enrolled
Tungsten	Hydrometallurg, JSC	Russian Federation	Not Enrolled
Tungsten	Unecha Refractory metals plant	Russian Federation	Non Conformant
Tungsten	ACL Metais Eireli	Brazil	Non Conformant
Tungsten	Moliren Ltd.	Russian Federation	Not Enrolled
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Not Enrolled
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Not Enrolled
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Non Conformant
Tungsten	Artek LLC	Russian Federation	Not Enrolled
Tungsten	OOO “Technolom” 2	Russian Federation	Not Enrolled
Tungsten	OOO “Technolom” 1	Russian Federation	Not Enrolled
Tungsten	LLC Vostok	Russian Federation	Not Enrolled
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Not Enrolled
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	Not Enrolled
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	Not Enrolled
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	Not Enrolled
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	Conformant
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	Active
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	Not Enrolled